                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 29, 2002
                                                        ------------------



                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                       1-4174                        73-0569878
---------------                 -----------                  ----------------
(State or other                 (Commission                  (I.R.S. Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)



  One Williams Center, Tulsa, Oklahoma                             74172
---------------------------------------                           --------
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

           The Williams Companies, Inc. ("Williams") announced today it expects to achieve recurring 2001 earnings of $2.35 per share, which includes an approximate 12 cents per share fourth quarter charge for credit exposure related to Enron's bankruptcy, vs. recurring earnings of $2.33 per share in the previous year. Williams' estimated unaudited income from continuing operations is $2.01 per share on a diluted basis for 2001 vs. $2.15 per share in 2000. A reconciliation of estimated income from continuing operations to recurring earnings is included in Exhibit 99.1. It includes all non-recurring items, except the contingency referenced in Exhibit 99.1 related to Williams' former telecommunications business.

           Williams' planned release of complete unaudited 2001 earnings has been delayed pending an internal assessment of Williams' contingent obligations related to Williams Communications Group, Inc. (NYSE:WCG). This assessment was initiated in light of Williams' previously announced intention to eliminate credit-rating and equity-price triggers as part of contingent financial commitments associated with the 2001 spin-off of WCG, and because of recent developments within the telecommunications industry.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1    Copy of Williams' press release dated January
                           29, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE WILLIAMS COMPANIES, INC.


Date: January 30, 2002            /s/ Suzanne H. Costin
                             ------------------------------------------------
                             Name:    Suzanne H. Costin
                             Title:   Corporate Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
99.1              Copy of Williams' press release dated January 29, 2002,
                  publicly announcing the matters reported herein.


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